Exhibit 10.98

AMENDMENT TO SHARED SERVICES AGREEMENT

This Amendment dated as of January 13, 2004 by and between Nexstar Broadcasting, Inc. (“Nexstar”) and Mission Broadcasting, Inc. (“Mission”) is made to that certain Shared Services Agreement dated as of May 9,2003 by and between Mission and Nexstar Broadcasting of the Midwest, Inc.

WHEREAS, Mission is the proposed assignee of television broadcast station WBAK-TV, Terre Haute, Indiana (the “Station”) in a pending application for FCC consent to assignment of license (File No. BALCT-20030522AFE) and is programming the Station pursuant to a time brokerage agreement;

WHEREAS, Nexstar, as successor to Nexstar Broadcasting of the Midwest, Inc., is the licensee of television broadcast station WTWO, Terre Haute, Indiana;

WHEREAS, Mission and Nexstar entered into the Agreement for their mutual benefit;

NOW THEREFORE, for and in consideration of the foregoing, Nexstar and Mission hereby amend the Agreement as follows:

1. Nexstar has assumed all of Nexstar Broadcasting of the Midwest, Inc.’s rights and obligations under the Agreement.

2. Paragraph 4(g) of the Agreement is deleted in its entirety and the following is substituted in its place: “4(g) Services Fee. In consideration for the services to be provided to WBAK-TV by Nexstar personnel as described in Sections 4(a) through 4(t), Mission will pay Nexstar the fee (the “Services Fee”) described in this Section 4(g).

(i) Base Amount. Subject to the remaining provisions of this Section 4(g), the base amount of the Services Fee will be One Hundred Thousand Dollars ($100,000) per month.

(ii) Payment Terms. The Services Fee will be payable monthly, in arrears, from and after the month during which this Agreement is executed, and will be prorated on a daily basis for the first and last months during which the sharing arrangements described in Sections 4(a) through 4(f) are in effect.

3. These revised payment terms will become effective February 1, 2004.

4. As so amended, all sections and provisions of the Agreement are hereby ratified in full.

IN WITNESS WHEREOF, the parties have executed this amendment as of the date first written above.

NEXSTAR BROADCASTING, INC.

By:	/s/ Shirley Green

Name:	Shirley Green
Title:	VP Finance

MISSION BROADCASTING, INC.

By:	/s/ David S. Smith

Name:	David S. Smith
Title:	President